Exhibit 23.9

CONSENT OF TIMOTHY J. CAREW

October 12, 2018

VIA EDGAR

United States Securities and Exchange Commission

Re: Lithium Americas Corp. (the “Company”)

Registration Statement on Form S-8 dated October 12, 2018 (the “Form S-8”) for the Lithium Americas Corp. Amended and Restated Equity Incentive Plan and the Western Lithium USA Corporation Amended and Restated Employees’ and Directors’ Stock Option Plan

I, Timothy J. Carew, hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical report (the “Technical Report”):

  Technical Report titled “Independent Technical Report for the Lithium Nevada Property, Nevada, USA”, dated June 2, 2016, effective May 31, 2016, as amended on December 15, 2017.

and to references to the Technical Report, or portions thereof, in the Form S-8 and to the inclusion or incorporation by reference of the information derived from the Technical Report related to me in the Form S-8. This consent extends to any amendments to the Form S-8, including post-effective amendments.

Yours truly,

/s/ Timothy J. Carew
Timothy J. Carew